                                EXHIBIT 3B

                                 INDEX TO
                                  BYLAWS
                                    OF
                        WILLAMETTE INDUSTRIES, INC.
                             November 11, 1993


                             TABLE OF CONTENTS

                                                                   Page
ARTICLE I Offices. . . . . . . . . . . . . . . . . . . . . .  1

     Section 1.   Principal Office . . . . . . . . . . . . .  1
     Section 2.   Registered Office. . . . . . . . . . . . .  1

ARTICLE II Shareholders. . . . . . . . . . . . . . . . . . .  1

     Section 1.   Annual Meeting . . . . . . . . . . . . . .  1
     Section 2.   Special Meetings . . . . . . . . . . . . .  1
     Section 3.   Place of Meeting . . . . . . . . . . . . .  1
     Section 4.   Notice of Meeting. . . . . . . . . . . . .  1
     Section 5.   Quorum; Manner of Acting . . . . . . . . .  2
     Section 6.   Proxies. . . . . . . . . . . . . . . . . .  2
     Section 7.   Voting of Shares . . . . . . . . . . . . .  2
     Section 8.   Acceptance of Votes. . . . . . . . . . . .  2

ARTICLE III Board of Directors . . . . . . . . . . . . . . .  3

     Section 1.   General Powers . . . . . . . . . . . . . .  3
     Section 2.   Number, Tenure and Classification. . . . .  3
     Section 3.   Regular Meetings . . . . . . . . . . . . .  3
     Section 4.   Special Meetings . . . . . . . . . . . . .  3
     Section 5.   Notice; Waiver . . . . . . . . . . . . . .  4
     Section 6.   Quorum . . . . . . . . . . . . . . . . . .  4
     Section 7.   Manner of Acting . . . . . . . . . . . . .  4
     Section 8.   Vacancies. . . . . . . . . . . . . . . . .  4
     Section 9.   Presumption of Assent. . . . . . . . . . .  4
     Section 10.  Removal of Directors . . . . . . . . . . .  5
     Section 11.  Compensation . . . . . . . . . . . . . . .  5
     Section 12.  Retirement . . . . . . . . . . . . . . . .  5
     Section 13.  Emeritus Director. . . . . . . . . . . . .  5
     Section 14.  Action Without a Meeting . . . . . . . . .  5
     Section 15.  Telephonic Meetings. . . . . . . . . . . .  5
     Section 16.  Notification of Nominations. . . . . . . .  5

ARTICLE IV Executive Committee and
           Other Committees. . . . . . . . . . . . . . . . .  6

     Section 1.   Appointment. . . . . . . . . . . . . . . .  6
     Section 2.   Authority. . . . . . . . . . . . . . . . .  6
     Section 3.   Tenure and Qualifications. . . . . . . . .  7
     Section 4.   Meetings; Notice; Waiver . . . . . . . . .  7
     Section 5.   Quorum; Manner of Acting . . . . . . . . .  7
     Section 6.   Action Without a Meeting . . . . . . . . .  7
     Section 7.   Vacancies. . . . . . . . . . . . . . . . .  7
     Section 8.   Resignations and Removal . . . . . . . . .  7
     Section 9.   Procedure. . . . . . . . . . . . . . . . .  8
     Section 10.  Appointment of Other Committees
                  of the Board of Directors. . . . . . . . .  8
     Section 11.  Appointment of Other Committees. . . . . .  8

ARTICLE V Officers . . . . . . . . . . . . . . . . . . . . .  8

     Section 1.   Number . . . . . . . . . . . . . . . . . .  8
     Section 2.   Election and Term of Office. . . . . . . .  9
     Section 3.   Removal. . . . . . . . . . . . . . . . . .  9
     Section 4.   Vacancies. . . . . . . . . . . . . . . . .  9
     Section 5.   Chairman of the Board. . . . . . . . . . .  9
     Section 6.   President. . . . . . . . . . . . . . . . .  9
     Section 7.   Executive Vice-Presidents. . . . . . . . . 10
     Section 8.   Vice-Presidents. . . . . . . . . . . . . . 10
     Section 9.   Financial Vice-President . . . . . . . . . 10
     Section 10.  Secretary. . . . . . . . . . . . . . . . . 10
     Section 11.  Treasurer. . . . . . . . . . . . . . . . . 10
     Section 12.  Assistant Secretaries and
                  Assistant Treasurers . . . . . . . . . . . 11
     Section 13.  Salaries . . . . . . . . . . . . . . . . . 11

ARTICLE VI Contracts, Loans, Checks and Deposits . . . . . . 11

     Section 1.   Contracts. . . . . . . . . . . . . . . . . 11
     Section 2.   Loans. . . . . . . . . . . . . . . . . . . 11
     Section 3.   Checks, Drafts, etc. . . . . . . . . . . . 11
     Section 4.   Deposits . . . . . . . . . . . . . . . . . 11

ARTICLE VII Certificates For Shares and Their Transfer . . . 12

     Section 1.   Certificates for Shares. . . . . . . . . . 12
     Section 2.   Transfer of Shares . . . . . . . . . . . . 12
     Section 3.   Replacement of Certificates. . . . . . . . 12
     Section 4.   Transfer Agents and Registrars . . . . . . 12

ARTICLE VIII Seal. . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IX Fiscal Year . . . . . . . . . . . . . . . . . . . 13


ARTICLE X Amendments . . . . . . . . . . . . . . . . . . . . 13

                             BYLAWS
                               OF
                   WILLAMETTE INDUSTRIES, INC.
                       AS AMENDED THROUGH
                        November 11, 1993


                            ARTICLE I

                             Offices

          Section 1. Principal Office. The principal office of the corporation in the State of Oregon shall be located in the City of Portland, County of Multnomah. The corporation may have such other offices, either within or without the State of Oregon, as the board of directors may designate or as the business of the corporation may require from time to time.
          Section 2. Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act ("Act") to be maintained in the State of Oregon may be, but need not be, the same as any of its places of business in the State of Oregon, and the location of the registered office may be changed from time to time by the board of directors or the registered agent of the corporation.

                           ARTICLE II

                          Shareholders

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Thursday in April at 10 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
          Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the chairman of the board or by the board of directors, and shall be called by the chairman of the board if one or more written demands for a meeting describing the purpose or purposes for which it is to be held are signed, dated and delivered to the secretary of the corporation by the holders of at least
10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.
          Section 3. Place of Meeting. The board of directors shall determine the place of meeting for all annual and special meetings of the shareholders. In the absence of any such determination, all meetings of shareholders shall be held at the principal office of the corporation in the State of Oregon.
          Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not earlier than 60 nor less than ten days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be effective when deposited in the United States mail, addressed to the shareholder at his address as shown in the corporation's current record of shareholders, with postage thereon prepaid. If a meeting is adjourned to a different date, time or place announced at the meeting before adjournment, notice need not be given of the new date, time or place unless a new record date is or must be fixed for the adjourned meeting.
          Section 5. Quorum; Manner of Acting. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to the matter. A majority of the votes entitled to be cast on the matter by voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter, other than the election of directors, shall be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the Act requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.
          Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
          Section 7. Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders except that shares owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for the election of directors of such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
          Section 8. Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.
          If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation shall nevertheless be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:
          a. The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.
          b. The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder.
          c. The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder.
          d. The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder.
          e. Two or more persons are the shareholder as cotenants or fiduciaries, the name signed purports to be the name of at least one of the co-owners, and the person signing appears to be acting on behalf of all co-owners.
          The corporation shall be entitled to reject a vote, consent, waiver or proxy if the secretary or other officer of agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                           ARTICLE III

                       Board of Directors

          Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.
          Section 2. Number, Tenure and Classification. The number of directors shall be ten, divided into three classes, three directors to be designated as Class A directors, three directors to be designated as Class B directors and four directors to be designated as Class C directors. At each annual meeting, directors to replace those whose terms expire at such annual meeting shall be elected, each such director to hold office until the third annual meeting next succeeding his election and until his successor is elected or until his death, resignation, retirement or removal.
          Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than such resolution.
          Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board of directors called by them.

          Section 5. Notice; Waiver. Notice of the time, date and place of any special meeting shall be given at least ten days previously thereto, orally or by written notice delivered personally or given by telegraph, teletype or other form of wire communication, or by mail or private carrier, to each director at his business address. Oral notice shall be effective when communicated if communicated in a comprehensible manner and written notice shall be effective at the earliest of the following: (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, and (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. A director's attendance at, or participation in, a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A written waiver of notice of a meeting signed by the director or directors entitled to such notice, whether before or after the time stated therein, which specifies the meeting for which notice is waived and which is filed with the minutes or corporate records shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
          Section 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
          Section 7. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
          Section 8. Vacancies. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the board of directors or, if the remaining directors constitute fewer than a quorum, by the affirmative vote of a majority of all the remaining directors. The term of a director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected.
          Section 9. Presumption of Assent. A director who is present at a meeting of the board of directors at which corporate action is taken shall be deemed to have assented to the action taken, unless (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or
(c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
          Section 10. Removal of Directors. All or any number of the directors of the corporation may be removed, with or without cause, at a meeting called expressly for that purpose, by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the corporation.
          Section 11. Compensation. By resolution of the board of directors, each director may be paid an annual fee as director and, in addition thereto, a fixed sum for attendance at each meeting of the board of directors and executive committee or other committees and his expenses, if any, of attendance at any such meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
          Section 12. Retirement. Each director shall retire from the board of directors on the date of the regular quarterly meeting of directors next following the date on which he attains the age of 72 and shall not be eligible thereafter for reelection.
          Section 13. Emeritus Director. The board of directors may elect one or more emeritus directors to serve at the pleasure of the board of directors. Persons eligible to serve as emeritus directors shall be former directors of this corporation or of a predecessor corporation; an emeritus director shall be entitled to attend meetings of the board of directors but shall not be entitled to vote on any matter submitted to the board of directors. The board of directors shall fix the compensation to be paid each emeritus director. Notice of any meeting of the board of directors need not be given to an emeritus director, and he shall not be counted for a quorum of the board of directors.
          Section 14. Action Without a Meeting. Any action that may be taken by the board of directors at a meeting may be taken without a meeting if one or more consents in writing describing the action so taken shall be signed by all the directors and included in the minutes or filed with the corporate records reflecting the action taken.
          Section 15. Telephonic Meetings. Meetings of the board of directors, or of any committee designated by the board of directors, may be held by means of conference telephone or any other means of communication by which all directors participating in the meeting can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.
          Section 16. Notification of Nominations. Nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                           ARTICLE IV

                       Executive Committee
                      and Other Committees

          Section 1. Appointment. The board of directors by resolution adopted by a majority of the full board may appoint an executive committee to consist of a chairman and two or more other directors. The chairman of the committee shall be a director and shall be selected by the board of directors from the members of the executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.
          Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that neither the executive committee nor any other committee of the board of directors appointed pursuant to Section 10 of this
Article IV shall have the authority to (a) authorize distributions; (b) approve or propose to shareholders actions required by the Act to be approved by shareholders; (c) fill vacancies on the board of directors or any of its committees;
(d) amend articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the board of directors.
          Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his appointment and until his successor is appointed as a member of the executive committee.
          Section 4. Meetings; Notice; Waiver. Regular meetings of the executive committee or any other committee of the board of directors appointed pursuant to Section 10 of this
Article IV may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of the executive committee or any such other committee may be called by any member thereof upon not less than two days' notice stating the place, date and hour of the meeting. The provisions of Section 5 of Article III shall apply to the method for giving of notice of special meetings of the executive committee or any such other committee and to the waiver of notice of any such meetings. The notice of a meeting of the executive committee or any such other committee need not state the business proposed to be transacted at the meeting.
          Section 5. Quorum; Manner of Acting. A majority of the members of the executive committee or any such other committee shall constitute a quorum for the transaction of business at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.
          Section 6. Action Without a Meeting. Any action that may be taken by the executive committee or any such other committee at a meeting may be taken without a meeting if one or more consents in writing describing the action so taken shall be signed by all the members of the committee and included in the minutes of the committee or filed with the corporate records reflecting the action so taken.
          Section 7. Vacancies. Any vacancy in the executive committee or any such other committee may be filled by a resolution adopted by a majority of the full board of directors.
          Section 8. Resignations and Removal. Any member of the executive committee or any such other committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee or any such other committee may resign as a member of the committee at any time by giving written notice to the chairman of the board or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 9. Procedure. The chairman of the executive committee shall be the presiding officer of the executive committee. The executive committee and any such other committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws. The committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.
          Section 10. Appointment of Other Committees of the Board of Directors. The board of directors may from time to time by resolution adopted by a majority of the full board, create any other committee or committees of the board of directors and appoint members of the board to serve thereon. Each such committee shall have two or more members and, to the extent specified by the board of directors, may exercise the powers of the board subject to the limitations set forth in
Section 2 of this Article IV.
          Section 11. Appointment of Other Committees. The board of directors or the executive committee or, pursuant to the authority of the board of directors or the executive committee, the chairman of the board may from time to time create and appoint any other committee or committees, or subcommittee or subcommittees, whether composed of directors, officers or employees, with such duties, responsibilities and authority as may be prescribed by the board of directors or the executive committee, or by the chairman of the board pursuant to the authority of the board of directors or of the executive committee.
          Each such committee or subcommittee shall fix its own rules of procedure. The board of directors, the executive committee or the chairman of the board with respect to any such committee or subcommittee created and appointed by him shall have power to change the members of any such committee or subcommittee at any time, to fill vacancies and to dissolve any such committee or subcommittee at any time. Any committee may appoint one or more subcommittees, of its own members, to advise with such committee, or to apportion the work of such committee.

                            ARTICLE V

                            Officers

          Section 1. Number. The officers of the corporation shall be a chairman of the board, a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a financial vice-president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Two or more executive vice-presidents and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of chairman of the board and secretary, or president and secretary.

          Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
          Section 3. Removal. The board of directors may remove any officer at any time with or without cause. The election or appointment of an officer shall not of itself create contract rights; and the resignation or removal of an officer shall not affect the contract rights, if any, of the corporation or the officer.
          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
          Section 5. Chairman of the Board. The chairman of the board shall be a member of the board of directors, shall preside at meetings of the board and meetings of shareholders and shall have authority to execute contracts and other instruments for and on behalf of the corporation. He shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all the business and affairs of the corporation. He shall perform such additional duties and exercise such authority as from time to time may be assigned or delegated to him by the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.
          Section 6. President. The president shall be a member of the board of directors and shall be the chief operations officer of the corporation. In the absence of the chairman of the board he shall preside at meetings of the board and meetings of the shareholders. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties

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incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
          Section 7. Executive Vice-Presidents. The executive vice-presidents shall perform such duties and exercise such authority as from time to time may be assigned or delegated to them by the chairman of the board or the board of directors. An executive vice-president may sign, with the secretary, certificates for shares of the corporation.
          Section 8.  Vice-Presidents.  The vice-presidents
shall perform such duties and exercise such authority as from time to time may be assigned or delegated to them by the chairman of the board, the president, an executive vice-president or the board of directors. One or more of the vice-presidents may be designated senior vice-president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation.
          Section 9. Financial Vice-President. The financial vice-president shall be the principal financial officer of the corporation. The financial vice-president may sign with the secretary or assistant secretary certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the chairman of the board or the board of directors.
          Section 10.  Secretary.  The secretary shall:
(a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;
(e) sign with the chairman of the board, the president, an executive vice-president, a vice-president or the financial vice-president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president or the board of directors.
          Section 11.  Treasurer.  The treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of
Article VI of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chairman of the board, the president, the financial vice-president or the

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board of directors.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.
          Section 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the chairman of the board, the president, an executive vice-president, a vice-president or financial vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chairman of the board, the president, the financial vice-president or the board of directors.
          Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                           ARTICLE VI

              Contracts, Loans, Checks and Deposits

          Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
          Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed in such manner as shall from time to time be determined by resolution of the board of directors.
          Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the chairman of the board, the president or the financial vice-president of this corporation may select.






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                           ARTICLE VII

           Certificates For Shares and Their Transfer

          Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the president, an executive vice-president, a vice-president or financial vice-president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 3 of this Article VII.
          Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
          Section 3. Replacement of Certificates. In the event of the loss, theft, mutilation or destruction of any certificate for shares, a duplicate thereof may be issued and delivered to the owner thereof, provided he makes a sufficient affidavit setting forth the material facts surrounding the loss, theft, mutilation or destruction of the original certificate and gives a bond with corporate surety to the corporation, its officers and agents, in an open penalty amount indemnifying the corporation, its officers and agents, against any losses, costs and damages suffered or incurred by reason of such loss, theft, mutilation or destruction of the original certificate and replacement thereof.
          Section 4. Transfer Agents and Registrars. The board of directors or executive committee may provide for transfer and registration of the stock of the corporation in Portland, Oregon, and in such other place or places as may be deemed advisable, and for such purpose may appoint and change from time to time the necessary transfer agents and registrars. In case there shall be more than one transfer agent and more than one

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registrar, the board of directors or executive committee may provide for the interchange of certificates countersigned by the several transfer agents and registrars. A transfer agent of the corporation may also be designated as the dividend disbursing agent of the corporation. Resolutions of the board of directors or executive committee appointing transfer agents and registrars shall provide for such terms and conditions as may be deemed advisable, including without limitation provisions for indemnification of the transfer agents and registrars and instructions to them by designated officers of the corporation.

                          ARTICLE VIII

                              Seal

          The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                           ARTICLE IX

                           Fiscal Year

          The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                            ARTICLE X

                           Amendments

          These bylaws or any portion hereof may be amended by a vote of a majority of the full board of directors at any meeting of the directors.




















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